CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-262479) of our report dated September 13, 2022 included in this Annual Report on Form 10-K of Vintage Wine Estates, Inc. (the “Company”), relating to the consolidated balance sheet of the Company as of June 30, 2022 and the related consolidated statement of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year ended June 30, 2022.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina
September 13, 2022